UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 7, 2012

Dominion Resources, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Virginia (State or other jurisdiction of incorporation)	001-08489 (Commission File Number)	54-1229715 (IRS Employer Identification No.)

120 Tredegar Street Richmond, Virginia (Address of Principal Executive Offices)	23219 (Zip Code)

Registrant’s Telephone Number, Including Area Code (804) 819-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                      Regulation FD Disclosure

Members of management from Dominion Resources Inc. (the Company) will be conducting meetings with investors during the period of March 7, 2012 to March 9, 2012.   During the course of those meetings, the Company will affirm its prior operating earnings guidance range of $3.10 to $3.35 per share for 2012 and will provide updates to its New England hedged power information released on January 27, 2012.

The update below sets forth the Company’s hedged power positions for the Millstone power station for 2012 through 2014; the hedged power position for the Company’s coal-fired units at the Brayton Point and Salem Harbor power stations (Dominion New England Coal) for 2012; average NEPOOL baseload hedged power prices for 2012 through 2014; and estimated earnings per share sensitivity to a $5/MWh change in New England power prices for 2012 and 2013, each as of February 29, 2012.

Millstone is now hedged 94%, 80%, and 40%, respectively for years 2012, 2013, and 2014.  Dominion New England Coal is now hedged 26% for 2012.  Hedge percentages for 2012 are calculated based on the weighted average of actual results, which are considered to be 100% hedged, and balance of year hedge percentages of the amount of available energy.  NEPOOL baseload average hedge power prices are $49.33, $49.93, and $49.73, respectively for years 2012, 2013, and 2014.  Such prices include all on-peak, off-peak, around-the-clock and seasonal hedges for Millstone, and Brayton Point’s and Salem Harbor’s coal units.

The Company’s updated earnings per share sensitivity to a $5/MWh dollar move in New England power prices is now approximately 2 cents per share in 2012 and approximately 5 cents per share in 2013.

The Company has posted updated presentation materials to its website to reflect these updates.

The Company uses operating earnings as the primary performance measurement of its earnings guidance and results for public communications with analysts and investors.  Dominion also uses operating earnings internally for budgeting, for reporting to the board of directors, for the company’s incentive compensation plans and for its targeted dividend payouts and other purposes. Dominion management believes operating earnings provide a more meaningful representation of the company’s fundamental earnings power.

In providing its full-year 2012 operating earnings guidance the company notes that there could be differences between expected reported earnings and estimated operating earnings for matters such as, but not limited to, divestitures or changes in accounting principles. At this time, Dominion management is not able to estimate the aggregate impact, if any, of these items on reported earnings. Accordingly, Dominion is not able to provide a corresponding GAAP equivalent for its operating earnings guidance.

The information set forth in this Current Report on Form 8-K includes certain “forward-looking information”. Examples include information as to our expectations, beliefs, plans, goals, objectives and future financial or other performance or assumptions concerning matters discussed in this Report.  Factors that could cause actual results to differ from those in the forward-looking statements may accompany the statements themselves. In addition, our business is influenced by many factors that are difficult to predict, involve uncertainties that may materially affect actual results and are often beyond our ability to control or estimate precisely, such as fluctuations in energy-related commodity prices, estimates of future market conditions,. counter-party credit and performance risks, weather conditions and other natural events, state and federal legislative and regulatory developments,  changes to environmental and other laws and regulations, including those related to climate change, greenhouse gases and other emissions to which we are subject, and political and economic conditions.  We have identified and will in the future identify a number of these generally applicable factors in our Reports on Forms 10-K and 10-Q. We refer you to those discussions for further information. Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made.

The information in Item 7.01 of this Current Report on Form 8-K is being “furnished” pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION RESOURCES, INC. Registrant

/s/ Mark F. McGettrick
Mark F. McGettrick Executive Vice President and Chief Financial Officer

Date:  March 7, 2012